Exhibit 10.5

Timesco of London Ltd
Timesco House, 3 Carnival Park
Carnival Close, Basildon
Essex SS14 3WN, England

T: +44 (0) 1268 297 700
F: +44 (0) 1268 297 800
E: info@timesco.com

www.timesco.com

INSTRUMENTS FOR LIFE

Letter of Authorization	10th February 2011

Please treat this letter as authorization for Beijing De-Haier Medical Technology Co. Ltd to be a distributor for Timesco Laryngoscopes in China for a period of 12 months from today’s date.

We certify that the following products will be represented by Beijing De-Hair Medical Technology Co. Ltd for distribution:

Optima range including CLX and Eclipse blades and handles

Lunar range blades and handles

We further specify that Timesco products are of British origin, certified by the office of the Department of International Health, England and that the manufacturing facilities are subject to inspection by the Department of Health.

Yours Faithfully

/s/ Fayyaz

MR.S. Fayyaz

Managing Director

For and on behalf of Timesco of London Ltd

(Seal) Dehaier Medical Technology Co., Ltd.